                                                                     Exhibit 4.4


     NOTE: THE HOLDER OF THIS BOND BY ACCEPTANCE HEREOF AGREES TO RESTRICTIONS ON TRANSFER, TO WAIVERS OF CERTAIN RIGHTS OF EXCHANGE, AND TO INDEMNIFICATION PROVISIONS AS SET FORTH BELOW. IN ADDITION, THE BOND REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH BOND MAY NOT BE TRANSFERRED WITHOUT COMPLIANCE WITH APPLICABLE SECURITIES LAWS.

     THIS BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR OR ASSIGN OF THE ADMINISTRATIVE AGENT UNDER THE CREDIT AGREEMENT REFERRED TO HEREIN AMONG THE COMPANY AND THE SEVERAL PARTIES THERETO.


                          SIERRA PACIFIC POWER COMPANY
      General and Refunding Mortgage Bonds, Series B, due November 28, 2002

Original Interest Accrual Date:     April 8, 2002         Redeemable by Company:     Yes    No  X
                                                                                        ---    ---
Stated Maturity:                    November 28, 2002     Redemption Date:  N/A
Interest Rate:                      See below             Redemption Price: N/A
Interest Payment Dates:             See below
Regular Record Dates:               N/A


                    This Security is not a Discount Security
              within the meaning of the within-mentioned Indenture.

                      ------------------------------------

Principal Amount
$150,000,000                                                            No. B-1


     SIERRA PACIFIC POWER COMPANY, a corporation duly organized and existing under the laws of the State of Nevada (herein called the "Company," which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to UNION BANK OF CALIFORNIA, N.A., as Administrative Agent (the "Administrative Agent"), or its registered assigns, on behalf of itself and the Lenders (as defined below), the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS, or such lesser principal amount as shall be equal to the aggregate principal amount of Loans (as defined in the Credit Agreement defined below) outstanding from time to time under the Credit Agreement (as defined below), in whole or in installments on such date or dates as the Company has any obligations under the Credit Agreement to repay any Loans to the Lenders (whether upon scheduled maturity, required prepayment, acceleration, demand or otherwise), but not later than the Stated Maturity specified above. The amount of principal of this Bond payable by the Company on any such date shall equal the aggregate principal amount of the Loans due and payable on such date pursuant to the Credit Agreement (but, in no event, shall exceed the principal amount of this Bond). The obligation of the Company to make any payment of the principal on this Bond shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has paid the principal then due and payable on the Loans made pursuant to the Credit

Agreement, but any such payment shall not reduce the principal amount of this Bond unless the aggregate amount of the Lenders' Commitments (as defined in the Credit Agreement) is irrevocably reduced concurrently with such payment.

     Interest shall be payable on this Bond on each Interest Payment Date (as hereinafter defined) at such rate per annum as shall cause the amount of interest payable on such Interest Payment Date on this Bond to equal the amount of interest and fees payable on such Interest Payment Date under the Credit Agreement. Such interest shall be payable on the same dates as interest and/or fees are payable from time to time pursuant to the Credit Agreement (each such date herein called an "Interest Payment Date"), until the maturity of this Bond, or, if the Administrative Agent shall demand redemption of this Bond, until the redemption date, or, if the Company shall default in the payment of the principal due on this Bond, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture. The amount of interest and fees payable from time to time under the Credit Agreement, the basis on which such interest and fees are computed and the dates on which such interest and fees are payable are set forth in the Credit Agreement. This Bond shall bear interest (a) from the Interest Payment Date next preceding the date of this Bond to which interest has been paid, or (b) if the date of this Bond is an Interest Payment Date to which interest has been paid, then from such date, or (c) if no interest has been paid on this Bond, then from the date of initial authentication of this Bond. The obligation of the Company to make any payment of interest on this Bond shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has paid the interest on the Loans and fees then due and payable pursuant to the Credit Agreement.

     This Bond is issued to the Administrative Agent by the Company pursuant to the Company's obligations under the Credit Agreement, dated as of November 30, 2001 (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Administrative Agent, Union Bank of California, N.A., as Sole Bookrunner, Wells Fargo Bank, N.A., as Syndication Agent, Bank One, N.A., BNP Paribas and Mellon Bank, N.A., as Co-Documentation Agents, and the Lenders party thereto from time to time (the "Lenders"). This Bond shall be held by the Administrative Agent subject to the terms of the Bond Delivery Agreement, dated as of April 8, 2002, between the Company and the Administrative Agent. Any capitalized terms used herein and not defined herein shall have the meanings specified in the Indenture (as defined below), unless otherwise noted.

     If a Default (as defined in the Credit Agreement) shall have occurred under
Section 7.01 of the Credit Agreement by reason of a failure by the Company to make a payment of principal of any Loans when the same shall be due and payable pursuant to the Credit Agreement, it shall be deemed to be a default, for purposes of Section 10.01 of the Indenture, in payment of an amount of principal of this Bond equal to the amount of such unpaid principal of the Loans (but, in no event, in excess of the principal amount of this Bond). If a Default (as defined in the Credit Agreement) shall have occurred under Section 7.01 of the Credit Agreement by reason of a failure by the Company to make a payment of interest or fees when the same shall be due and payable pursuant to the Credit Agreement, it shall be deemed to be a default, for purposes of Section 10.01 of the Indenture, in the payment of an amount of interest on this Bond equal to the amount of such unpaid interest on the Loans and fees. The Administrative Agent shall surrender this Bond to the Trustee when all of the principal of and interest on the Loans made pursuant to the Credit Agreement shall have been duly paid, all fees payable pursuant to the Credit Agreement shall have been duly paid, and the Credit Agreement shall have been terminated.

     Payments of the principal of and interest on this Bond shall be made at the Corporate Trust Office of The Bank of New York located at 101 Barclay Street, New York, New York 10286 or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of the principal of and interest on this Bond, as aforesaid, shall be made in such coin or currency of the

United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     This Bond is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under and equally secured by a General and Refunding Mortgage Indenture, dated as of May 1, 2001 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), between the Company and The Bank of New York, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged, pledged and held in trust, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. The acceptance of this Bond shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Bond is one of the series designated above.

     The Bonds of this series will not be entitled to the benefit of any sinking fund or voluntary redemption provisions.

     If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of this Bond may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; PROVIDED, HOWEVER, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and PROVIDED, FURTHER, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and PROVIDED, FURTHER, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond is registrable in the Security Register, upon surrender of this Bond for registration of transfer at the Corporate Trust Office of The Bank of New York in New York, New York or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Bonds of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

     This Bond has been issued by the Company to the Administrative Agent to (i) provide for the payment of the Company's obligations to make payments to any person under the Credit Agreement and (ii) provide to such persons the benefits of the security provided for this Bond pursuant to the Indenture.

     The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name this Bond shall be registered upon the Security Register for the Bonds of this series as the absolute owner of such Bond for the purpose of receiving payment of or on account of the principal of and interest on this Bond and for all other purposes, whether or not this Bond be overdue, and neither the Company nor the Trustee shall be affected by any notice to the contrary; and all such payments so made to such registered owner or upon his order shall be valid and effectual to satisfy and discharge the liability upon this Bond to the extent of the sum or sums paid.

     The Trustee may conclusively presume that the obligation of the Company to pay the principal of and interest on this Bond shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Administrative Agent, signed by an authorized officer of the Administrative Agent and attested by the Secretary or an Assistant Secretary of the Administrative Agent, stating that the payment of principal of or interest on this Bond has not been fully paid when due and specifying the amount of funds required to make such payment.

     Before any transfer of this Bond by the registered holder or his or its legal representative will be recognized or given effect by the Company or the Trustee, the registered holder shall note the amounts of all reductions in the Lenders' Commitments under the Credit Agreement, and shall notify the Company and the Trustee of the name and address of the transferee and shall afford the Company and the Trustee the opportunity of verifying the notation as to such reductions. By acceptance hereof the holder of this Bond and each transferee shall be deemed to have agreed to indemnify and hold harmless the Company and the Trustee against all losses, claims, damages or liability arising out of any failure on part of the holder or of any such transferee to comply with the requirements of the preceding sentence.

     No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any indenture supplemental thereto, or in any Bond or coupon thereby secured, or because of any indebtedness thereby secured, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or any successor corporation, either directly or through the Company or of any successor corporation under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that the Indenture, any indenture supplemental thereto and the obligations thereby secured, are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in any indenture supplemental thereto or in any of the Bonds or coupons thereby secured, or implied therefrom.

     This Bond shall be governed by and construed in accordance with the laws of the State of New York.

     Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                   SIERRA PACIFIC POWER COMPANY



                                   By:
                                       ----------------------------------------
                                       Name:  Richard K. Atkinson
                                       Title: Treasurer and Investor Relations
                                              Officer




                          CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: April __, 2002

                                   THE BANK OF NEW YORK, AS TRUSTEE



                                   By:
                                       ----------------------------------------
                                       Authorized Signatory